Exhibit 99.1

GeneDx Reports Fourth Quarter and Full Year 2024 Financial Results and
Issues Guidance for Full Year 2025

Grew fourth quarter 2024 revenues1 to $95.3 million
Expanded fourth quarter 2024 adjusted gross margins1,2 to 70%
Generated fourth quarter 2024 adjusted net income2 of $16.8 million
FY 2025 revenue guidance of $350M to $360M, exome/genome volume and revenue growth of at least 30%
GeneDx to host conference call today at 8:30 a.m. ET

GAITHERSBURG, Md., February 18, 2025 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic and clinical insights, today reported its financial results for the fourth quarter and full year of 2024.
“The fourth quarter capped an outstanding year for GeneDx, as we work to end the diagnostic odyssey with earlier intervention using our industry-leading exome and genome testing for an ever-growing number of families. Importantly, diagnosing disease earlier with our cost-effective technology means GeneDx can help save the healthcare system valuable dollars,” said Katherine Stueland, President and Chief Executive Officer of GeneDx. “Looking ahead, we’ll introduce our testing to a larger population of patients, as we expand in the outpatient pediatric setting, the NICU, adult conditions, and eventually realize the promise of newborn screening. As we move into 2025 we have the financial strength, scale, and an incredibly talented team in place to fundamentally improve how we diagnose any genetic disease as early as possible so people can live longer, healthier lives.”

Fourth Quarter and Full Year 2024 Financial Results (Unaudited)1,2
Revenues
Fourth quarter 2024:
•Revenues1 grew to $95.3 million, an increase of 64% year-over-year and 24% sequentially.
◦Total company GAAP revenues were $95.6 million.
•Exome and genome test revenue grew to $78.8 million, an increase of 101% year-over-year and 31% sequentially.
Full year 2024:
•Revenues1 grew to $302.3 million, an increase of 56% year-over-year.
◦Total GAAP company revenues were $305.5 million.
•Exome and genome test revenue grew to $233.5 million, an increase of 88% year-over-year.
Exome and genome volume
Fourth quarter 2024:
•Exome and genome test results volume grew to 20,676, an increase of 32% year-over-year and 7% sequentially.
•Exome and genome represented 38% of all test results, up from 27% in the fourth quarter of 2023 and up from 33% in the third quarter of 2024.

Full year 2024:
•Exome and genome test results volume grew to 74,547, an increase of 51% year-over-year.
•Exome and genome represented 33% of all test results, up from 22% for the full year 2023.
Gross margin
Fourth quarter 2024:
•Adjusted gross margin1 expanded to 70%, up from 56% in the fourth quarter of 2023 and up from 64% in the third quarter of 2024.
◦Total company GAAP gross margin was 69%.
•Exome and genome adjusted gross margin operated in excess of 70%.
Full year 2024:
•Adjusted gross margin1 expanded to 65%, up from 45% for full year 2023.
◦Total company gross margin was 64%.
•Exome and genome adjusted gross margin operated in excess of 70%.
Operating expenses
Fourth quarter 2024:
•Adjusted total operating expenses were $49.0 million, an increase of 1% year-over-year.
◦Total GAAP operating expenses were $56.6 million.
Full year 2024:
•Adjusted total operating expenses were $185.9 million, a decrease of 14% year-over-year.
◦Total GAAP operating expenses were $214.2 million.
Net income (loss)
Fourth quarter 2024:
•Adjusted net income of $16.8 million.
◦GAAP net income was $5.4 million.
Full year 2024:
•Adjusted net income of $6.7 million.
◦GAAP net loss was $52.3 million.
Full year and fourth quarter 2024 revenues, gross margin and net income, all on both a GAAP and adjusted basis, includes $6.8 million of discrete benefit in connection with a multi-year appeal recovery from a single third-party payor. The fourth quarter benefit is composed of $5.8 million to exome genome revenues and $1.0 million to other test lines.
Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $142.2 million as of December 31, 2024.
•Cash flow for the fourth quarter 2024 included:
◦$12.4 million in cash generated from ordinary operations, including $6.8 million in discrete receipts in connection with a multi-year appeal recovery from a single payor; and
◦$31.9 million in proceeds, net of fees, from the issuance of 406,726 shares of Class A common stock in connection with sales pursuant to our “at-the-market” offering, offset by;
◦$19.6 million in scheduled payments to service previously recorded settlement liabilities of Legacy Sema4.

1Revenue and adjusted gross margin results from continuing operations, which excludes any revenue from the exited Legacy Sema4 diagnostic testing business.
2Adjusted gross margin, adjusted total operating expenses and adjusted net loss are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.

GeneDx Full Year 2025 Guidance
Management expects GeneDx to deliver full year 2025:
•Revenues between $350 and $360 million and growth in exome/genome volume and revenue of at least 30%;
•Adjusted gross margins between 65%-67%; and
•Profitability with adjusted net income each quarter and for full year 2025.

Business Highlights
Driving sustainable growth and market leadership
•Amassed a data set capturing over 750,000 clinical exomes and genomes. The data set is complemented by over 6 million expertly annotated and curated phenotypic datapoints, and nearly two-thirds of all cases within the data set represent parent-child duos/trios.
•Accelerated adoption of exome and genome sequencing coverage by state Medicaid programs, bringing the total states covering exome or genome sequencing in the pediatric outpatient setting to 32 and the total states covering rapid genome sequencing in the neonatal intensive care unit (NICU) to 14.
◦South Carolina – Exome and genome (December 2024)
◦Montana – Exome and genome (November 2024)
◦Florida - Genome (October 2024)
◦Texas – Genome (September 2024)
◦Indiana – Exome and genome (July 2024)
◦Tennessee – Genome (July 2024)
◦Connecticut – Genome (July 2024)
◦North Carolina – Exome and genome (June 2024)
◦New York – Exome (April 2024)
◦South Dakota – Genome (March 2024)
◦Georgia - Genome (January 2024)
•In February 2025, announced ultraRapid Whole Genome Sequencing, offering accelerated, comprehensive and actionable genomic insights for neonatal and pediatric patients in the NICU and PICU in as soon as two days.
•In February 2025, launched Epic Aura3, which seamlessly integrates GeneDx exome and genome testing into the native ordering and resulting workflows of many of the largest health systems across the country.
•In January 2025, launched a new telehealth testing pathway that aims to shorten the diagnostic odyssey by opening access and streamlining the referral process to better support patients and families in need of exome testing.
•In January 2025, announced Bryan Dechairo as Chief Operating Officer.
•In the fourth quarter 2024, launched major enhancements to GeneDx’s whole genome sequencing (WGS) products, which accelerate diagnoses and shorten the diagnostic odyssey for patients. These new features include:
◦Faster turnaround time for rapid whole genome sequencing (rWGS): through lab optimization efforts, GeneDx significantly reduced rWGS turnaround times to provide written results in as soon as 5 days, a critical update for timely diagnosis and treatment decisions.
◦Buccal samples (cheek swab): expanded sample collection options by adding buccal swab for WGS patients, enabling an easier and more accessible non-invasive sample collection method. Buccal samples for WGS were only previously available to family members for trio testing and for all exome testing.
◦Added content: expanded the number of repeat expansions covered by WGS to increase diagnostic yield and decrease the need for follow-up testing.
•In December 2024, expanded the Epilepsy Partnership Program launched in the third quarter of 2024, a first-of-its-kind patient access program that is increasing access to exome and genome sequencing for pediatric epilepsy patients, with Biogen (Nasdaq: BIIB), Praxis Precision Medicines (Nasdaq: PRAX) and Stoke Therapeutics (Nasdaq: STOK) as the founding partners.
•In November 2024, launched GeneDx Discover, a first-of-its-kind data visualization tool that provides biopharmaceutical companies access to de-identified and aggregated genetic data to improve all stages of drug development.
•In November 2024, announced Heidi Chen as Chief Legal Officer and Corporate Secretary, responsible for the company’s legal, compliance, and policy functions.
•In April 2024, announced a strategic partnership with Komodo Health. The partnership increased access to GeneDx's extensive de-identified rare disease data set through Komodo Health’s MapEnhance offering, enabling biopharma companies to access genetic insights that can help inform drug pipelines and accelerate clinical trial enrollment.

Advancing the field to accelerate market expansion
•Advanced the understanding of gene-disease relationships by contributing to more than 85 peer-reviewed publications in 2024, which influenced the broadening of phenotypes, the discovery of new disease mechanisms and new modes of inheritance.
•In November 2024, presented data at the American Society of Human Genetics (ASHG) annual meeting that demonstrated:
◦rWGS in the NICU leads to changes in clinical care: In collaboration with SeqFirst, patient cases were analyzed when a diagnosis was found with rWGS to understand how decisions were made with genomic sequencing and what is missed in its absence when only using conventional care protocols.
◦Racial disparities in an accurate genetic diagnosis is not due to diagnostic yields: In one of the largest studies to look at ancestral backgrounds and genetic diagnosis, GeneDx, the University of Washington, and Geisinger explored the value of a diverse interpretation engine and whether diagnostic yield varies significantly based on ancestral background or if other factors are limiting access to a genetic diagnosis. The study demonstrated the strength of GeneDx’s diverse database and that disparities in precise genetic diagnosis are not due to diagnostic yields, but rather larger systemic structural barriers which may include complex workflows, costs, clinician shortages, unconscious biases and more.
◦Data validation for long read sequencing: With growing interest in the field to explore the clinical utility of long read sequencing, validation data was presented assessing the sensitivity of PacBio’s HiFi long read sequencing to detect cases with a confirmed answer on short read WGS. Initial data confirmed that long read sequencing can identify variants not detected using short read sequencing.
◦Genetic variants linked to Autism Spectrum Disorder (ASD): Working alongside the Autism Sequencing Consortium, research identified 230 new genes associated with ASD. This molecular evidence underscores the effectiveness and accuracy of genetic diagnostics compared to current methods, which rely on parents’ or caregivers’ accounts of their child's development or professional observations of behavior.
•In September 2024, collaborated with researchers from Wellcome Sanger Institute to release data from the largest and most diverse study to date, with data from more than 30,000 patients, on how recessive genetic changes contribute to developmental disorders in children. The findings from the study were published in Nature Genetics.
•In March 2024, presented data at the American College of Medical Genetics (ACMG) that demonstrated the clinical superiority of exome testing over chromosomal microarray (CMA) and showcased GeneDx’s groundbreaking approach to genomic data analysis and interpretation for exome testing.
Leading in genomic newborn screening (gNBS)
•In October 2024, findings from the GUARDIAN study were published in JAMA (Journal of the American Medical Association), a leading peer-reviewed medical journal, demonstrating the limitations of traditional newborn screening methods and showcasing the promise of advanced genomic technology to deliver equitable health care for all children.
◦The study revealed a 3.2% true positive rate, and 92% of true positives would not have been detected with today's standard newborn screening.
•In October 2024, data was presented at the International Conference on Newborn Sequencing (ICoNS) showcasing that GeneDx has now provided genomic newborn screenings for more than 14,000 infants through its participation in the groundbreaking GUARDIAN and Early Check research studies. Today, that number exceeds 17,000.
◦A retrospective analysis of GeneDx data showed that more than 20% of individuals could have identified their genetic disease, on average, 7 to 11 years sooner had they received genome sequencing at birth.

3    Epic and Aura are trademarks of Epic Systems Corporation.

Webcast and Conference Call Details
GeneDx will host a conference call today, February 18, 2025, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2025 reported revenue guidance, our expectations regarding our adjusted gross margin profile in 2025 and our use of net cash in 2025. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (vi) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2024 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
At GeneDx (Nasdaq: WGS), we believe that everyone deserves personalized, targeted medical care—and that it all begins with a genetic diagnosis. Fueled by one of the world’s largest rare disease data sets, our industry-leading exome and genome tests translate complex genomic data into clinical answers that unlock personalized health plans, accelerate drug discovery, and improve health system efficiencies. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.
Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume and revenue in the table below include the combination of the Legacy GeneDx diagnostic business with the data and information business of Legacy Sema4.
Volume & Revenue

	4Q24	3Q24	2Q24	1Q24	4Q23	2024 YTD	2023 YTD
Volumes
Whole exome, whole genome	20,676	19,262	18,017	16,592	15,663	74,547	49,439
Hereditary cancer	3,486	4,672	5,482	6,868	8,240	20,508	31,058
Other panels	30,115	35,095	34,204	31,763	33,692	131,177	142,437
Total	54,277	59,029	57,703	55,223	57,595	226,232	222,934

Revenue ($ millions)
Whole exome, whole genome	$78.8	$60.0	$50.7	$44.0	$39.2	$233.5	$124.3
Hereditary cancer	2.8	3.3	3.8	5.5	5.5	15.4	18.1
Other panels	12.3	13.8	13.3	10.7	11.2	50.1	45.1
Data information	1.4	(0.5)	1.1	1.3	2.2	3.3	6.9
Total	$95.3	$76.6	$68.9	$61.5	$58.1	$302.3	$194.4

Unaudited Select Financial Information (in thousands)

	Three months ended December 31, 2024			Three months ended December 31, 2023
	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total
Revenue	$95,286	$354	$95,640	$58,107	$(689)	$57,418
Adjusted cost of services	28,384	—	28,384	25,626	—	25,626
Adjusted gross profit (loss)	$66,902	$354	$67,256	$32,481	$(689)	$31,792
Adjusted gross margin %	70.2%		70.3%	55.9%		55.4%

	Year ended December 31, 2024			Year ended December 31, 2023
	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total
Revenue	$302,293	$3,157	$305,450	$194,376	$8,190	$202,566
Adjusted cost of services	106,376	145	106,521	106,983	2,305	109,288
Adjusted gross profit (loss)	$195,917	$3,012	$198,929	$87,393	$5,885	$93,278
Adjusted gross margin %	64.8%		65.1%	45.0%		46.0%

	Three months ended September 30, 2024
	GeneDx	Other[1]	Total
Revenue	$76,622	$252	$76,874
Adjusted cost of services	27,370	—	27,370
Adjusted gross profit (loss)	$49,252	$252	$49,504
Adjusted gross margin %	64.3%		64.4%
1Other represents revenue and costs associated with the Legacy Sema4 diagnostic testing business.

	For the three months ended December 31, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other	Adjusted
Diagnostic test revenue	$94,196	$—	$—	$—	$—	$—	$94,196
Other revenue	1,444	—	—	—	—	—	1,444
Total revenue	95,640	—	—	—	—	—	95,640
Cost of services	29,435	(928)	(123)	—	—	—	28,384
Gross profit	66,205	928	123	—	—	—	67,256
Gross margin	69.2%						70.3%

Research and development	11,588	(294)	(495)	(13)	—	—	10,786
Selling and marketing	17,676	(1,225)	(347)	(30)	—	—	16,074
General and administrative	27,350	(3,111)	(1,880)	(249)	—	—	22,110
Other, net	785	—	—	—	—	—	785

Profit from operations	8,806	5,558	2,845	292	—	—	17,501

Interest income (expense), net	(698)	—	—	—	—	—	(698)
Other income (expense), net	(2,694)	—	—	—	1,980	666	(48)
Income tax benefit	24	—	—	—	—	—	24
Net income	$5,438	$5,558	$2,845	$292	$1,980	$666	$16,779

	For the three months ended December 31, 2023
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other	Adjusted
Diagnostic test revenue	$55,214	$—	$—	$—	$—	$—	$55,214
Other revenue	2,204	—	—	—	—	—	2,204
Total revenue	57,418	—	—	—	—	—	57,418
Cost of services	26,664	(915)	(123)	—	—	—	25,626
Gross profit	30,754	915	123	—	—	—	31,792
Gross margin	53.6%						55.4%

Research and development	12,248	(919)	2,320	(1,300)	—	—	12,349
Selling and marketing	15,559	(1,225)	1,071	(488)	—	—	14,917
General and administrative	26,626	(3,035)	(2,356)	(196)	—	—	21,039
Other, net	1,964	—	—	—	—	(1,277)	687

Loss from operations	(25,643)	6,094	(912)	1,984	—	1,277	(17,200)

Interest income (expense), net	(978)	—	—	—	—	—	(978)
Other income (expense), net	437	—	—	—	(485)	48	—
Income tax benefit	411	—	—	—	—	—	411
Net loss	$(25,773)	$6,094	$(912)	$1,984	$(485)	$1,325	$(17,767)

	For the year ended December 31, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other	Adjusted
Diagnostic test revenue	$302,157	$—	$—	$—	$—	$—	$302,157
Other revenue	3,293	—	—	—	—	—	3,293
Total revenue	305,450	—	—	—	—	—	305,450
Cost of services	111,053	(4,047)	(431)	(54)	—	—	106,521
Gross profit	194,397	4,047	431	54	—	—	198,929
Gross margin	63.6%						65.1%

Research and development	45,722	(923)	(1,192)	(151)	—	—	43,456
Selling and marketing	67,371	(4,900)	(1,089)	(548)	—	—	60,834
General and administrative	101,110	(12,083)	(6,426)	(999)	—	—	81,602
Other, net	3,407	—	—	—	—	—	3,407

Profit (loss) from operations	(23,213)	21,953	9,138	1,752	—	—	9,630

Interest income (expense), net	(3,032)	—	—	—	—	—	(3,032)
Other income (expense), net	(26,384)	—	—	—	13,370	12,789	(225)
Income tax benefit	343	—	—	—	—	—	343
Net (loss) income	$(52,286)	$21,953	$9,138	$1,752	$13,370	$12,789	$6,716

	For the year ended December 31, 2023
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other	Adjusted
Diagnostic test revenue	$195,654	$—	$—	$—	$—	$—	$195,654
Other revenue	6,912	—	—	—	—	—	6,912
Total revenue	202,566	—	—	—	—	—	202,566
Cost of services	112,560	(4,350)	1,217	(139)	—	—	109,288
Gross profit	90,006	4,350	(1,217)	139	—	—	93,278
Gross margin	44.4%						46.0%

Research and development	58,266	(6,710)	2,585	(3,176)	—	—	50,965
Selling and marketing	60,956	(4,902)	1,266	(1,371)	—	—	55,949
General and administrative	133,755	(17,772)	(4,742)	(1,846)	—	—	109,395
Impairment loss	10,402	—	—	—	—	(10,402)	—
Other, net	7,223	—	—	—	—	(1,957)	5,266

Loss from operations	(180,596)	33,734	(326)	6,532	—	12,359	(128,297)

Interest income (expense), net	1,114	—	—	—	—	—	1,114
Other income (expense), net	2,789	—	—	—	(1,170)	(1,619)	—
Income tax benefit	926	—	—	—	—	—	926
Net loss	$(175,767)	$33,734	$(326)	$6,532	$(1,170)	$10,740	$(126,257)

	For the three months ended September 30, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other	Adjusted
Diagnostic test revenue	$77,418	$—	$—	$—	$—	$—	$77,418
Other revenue	(544)	—	—	—	—	—	(544)
Total revenue	76,874	—	—	—	—	—	76,874
Cost of services	29,045	(1,495)	(174)	(6)			27,370
Gross profit	47,829	1,495	174	6	—	—	49,504
Gross margin	62.2%						64.4%

Research and development	11,665	(222)	(537)	—	—	—	10,906
Selling and marketing	17,025	(1,225)	(394)	(55)	—	—	15,351
General and administrative	26,145	(2,987)	(2,531)	(308)	—	—	20,319
Other, net	774	—	—	—	—	—	774

Profit (loss) from operations	(7,780)	5,929	3,636	369	—	—	2,154

Interest income (expense), net	(843)	—	—	—	—	—	(843)
Other income (expense), net	264	—	—	—	880	(1,327)	(183)
Income tax benefit	47	—	—	—	—	—	47
Net (loss) income	$(8,312)	$5,929	$3,636	$369	$880	$(1,327)	$1,175

GeneDx Holdings Corp.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$85,212	$99,681
Marketable securities	55,973	30,467
Accounts receivable	37,426	32,371
Due from related parties	203	445
Inventory, net	10,650	8,777
Prepaid expenses and other current assets	8,504	10,598
Total current assets	197,968	182,339
Operating lease right-of-use assets	25,613	26,900
Property and equipment, net	32,893	32,479
Intangible assets, net	158,600	172,625
Other assets	4,306	4,413
Total assets	$419,380	$418,756
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$30,044	$37,456
Due to related parties	1,607	1,379
Short-term lease liabilities	3,336	3,647
Other current liabilities	19,830	16,336
Total current liabilities	54,817	58,818
Long-term debt, net of current portion	51,913	52,688
Long-term lease liabilities	60,919	62,938
Other liabilities	5,519	14,735
Deferred taxes	965	1,560
Total liabilities	174,133	190,739
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	2	2
Additional paid-in capital	1,596,889	1,527,778
Accumulated deficit	(1,352,474)	(1,300,188)
Accumulated other comprehensive income	830	425
Total stockholders’ equity	245,247	228,017
Total liabilities and stockholders’ equity	$419,380	$418,756

GeneDx Holdings Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2024	2023
Revenue
Diagnostic test revenue	$302,157	$195,654
Other revenue	3,293	6,912
Total revenue	305,450	202,566
Cost of services	111,053	112,560
Gross profit	194,397	90,006
Research and development	45,722	58,266
Selling and marketing	67,371	60,956
General and administrative	101,110	133,755
Impairment loss	—	10,402
Other operating expenses, net	3,407	7,223
Loss from operations	(23,213)	(180,596)

Non-operating (expenses) income, net
Change in fair value of warrants and contingent liabilities	(13,370)	1,170
Interest (expense) income, net	(3,032)	1,114
Other (expense) income, net	(13,014)	1,619
Total non-operating (expense) income, net	(29,416)	3,903
Loss before income taxes	$(52,629)	$(176,693)
Income tax benefit	343	926
Net loss	$(52,286)	$(175,767)

Weighted average shares outstanding of Class A common stock	26,891,213	24,311,989
Basic and diluted net loss per share, Class A common stock	$(1.94)	$(7.23)

GeneDx Holdings Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Operating activities
Net loss	$(52,286)	$(175,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	21,953	33,734
Stock-based compensation expense	9,138	(326)
Change in fair value of warrants and contingent liabilities	13,370	(1,170)
Deferred tax benefit	(343)	(926)
Provision for excess and obsolete inventory	180	3,913
Change in third party payor reserves	607	(9,745)
Gain on sale of assets	—	(1,677)
Gain on debt forgiveness	—	(2,750)
Impairment loss	—	10,402
Other	3,630	2,406
Change in operating assets and liabilities:
Accounts receivable	(5,421)	10,263
Inventory	(2,585)	975
Accounts payable and accrued expenses	(20,461)	(46,953)
Other assets and liabilities	3,722	(2,526)
Net cash used in operating activities	(28,496)	(180,147)
Investing activities
Proceeds from maturities of marketable securities	41,060	17,765
Purchases of marketable securities	(66,302)	(47,670)
Purchases of property and equipment	(5,491)	(5,250)
Proceeds from sales of marketable securities	601	—
Consideration on escrow paid for Legacy GeneDx acquisition	—	(12,144)
Proceeds from sales of assets	—	4,034
Development of internal-use software assets	—	(461)
Net cash used in investing activities	(30,132)	(43,726)
Financing activities
Proceeds from offerings, net of issuance costs	46,496	143,002
Exercise of stock options	394	285
Issuance of stock pursuant to employee stock purchase plan	497	—
Long-term debt principal payments	(497)	(2,000)
Finance lease payoff and principal payments	(2,728)	(3,598)
Proceeds from long-term debt	—	48,549
Net cash provided by financing activities	44,162	186,238
Net decrease in cash, cash equivalents and restricted cash	(14,466)	(37,635)
Cash, cash equivalents and restricted cash, at beginning of year	100,668	138,303
Cash, cash equivalents and restricted cash, at end of year	$86,202	$100,668

Cash, cash equivalents and restricted cash at December 31, 2024 excludes marketable securities of $56.0 million.